UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 17, 2009

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Quest Cherokee’s Amended and Restated Credit Agreement

On December 17, 2009, Quest Cherokee, LLC (“Quest Cherokee”), Quest Energy Partners, L.P (“Quest Energy”), Quest Cherokee Oilfield Service, LLC (“QCOS”) and STP Newco, Inc. (“STP”) entered into a Fifth Amendment to Amended and Restated Credit Agreement (the “Quest Cherokee Fifth Amendment”) in connection with the Amended and Restated Credit Agreement (the “Quest Cherokee Credit Agreement”) dated as of November 15, 2007 among Quest Cherokee, Quest Energy, Royal Bank of Canada (“RBC”), KeyBank National Association (“KeyBank”) and the lenders party thereto, as amended. The material amendments to the Quest Cherokee Credit Agreement were as follows.

The Quest Cherokee Fifth Amendment converted the revolving credit facility under the Quest Cherokee Credit Agreement to a term loan, and no future borrowings are permitted under the credit facility. The maturity date of the Quest Cherokee Credit Agreement was extended to March 31, 2011 (but, shortened to July 11, 2010 if the Recombination (as defined in the Quest Cherokee Fifth Amendment) does not occur by July 10, 2010).

The scheduled borrowing base determinations were changed from every six months to every three months. The Quest Cherokee Fifth Amendment adds a requirement that the outstanding principal amount under the Quest Cherokee Credit Agreement must be reduced to the amounts specified below by the dates indicated:

Payment Date	Amount

March 31, 2010	$141,000,000
June 30, 2010	$141,000,000
September 30, 2010	$138,000,000
December 31, 2010	$134,000,000

Additionally, the Quest Cherokee Fifth Amendment adds a requirement that Quest Cherokee must make a prepayment within 20 business days after the end of each calendar quarter, beginning with the quarter ending March 31, 2010, in an amount equal to Quest Cherokee’s and Quest Energy’s Excess Book Cash. The Quest Cherokee Fifth Amendment defines Excess Book Cash as an amount equal to consolidated book cash at the end of a quarter less the sum of (i) restricted cash set aside for accrued royalty payments, (ii) restricted cash set aside to secure letters of credit, (iii) restricted cash set aside for accrued and unpaid taxes, (iv) quarterly estimated federal income taxes, to the extent not already reflected in (iii) above, (v) restricted cash set aside for any other amounts accrued and unpaid and approved by the required lenders under the Quest Cherokee Credit Agreement and (vi) $5 million.

The Quest Cherokee Fifth Amendment prohibits Quest Cherokee from making Capital Expenditures (as defined in the Quest Cherokee Fifth Amendment) other than for (i) maintenance capital expenditures (expenditures necessary to maintain current or currently expected production volumes from wells currently producing, to extend or renew leases and to drill wells to maintain leases) not to exceed $5 million annually and (ii) completion capital expenditures (expenditures incurred or to be incurred to complete 108 wells already drilled in the Cherokee Basin) not to exceed $7 million.

The Quest Cherokee Fifth Amendment excludes any actions to effect the Recombination and the Recombination itself from the definition of a change of control. The Quest Cherokee Fifth Amendment adds, in the event the Recombination is completed, the concepts of a change of control of PostRock Energy Corporation (“PostRock”) or Quest Resource Corporation (“QRC”) as events of default.

The Quest Cherokee Fifth Amendment provides for QRC and PostRock to guarantee Quest Energy’s obligations under the Quest Cherokee Credit Agreement after the Recombination and for QRC to pledge its equity interest in Quest Energy to secure its guarantee.

Quest Cherokee agreed to pay an amendment fee of 0.50% of the outstanding principal amount as of December 17, 2009, which fee is payable on the maturity date of the Quest Cherokee Credit Agreement.

          As previously disclosed, on November 19, 2009, Quest Cherokee received notice from RBC that the borrowing base under the Quest Cherokee Credit Agreement had been reduced from $160 million to $136.9 million, which resulted in the outstanding borrowings under the Quest Cherokee Credit Agreement exceeding the new borrowing base by $23.1 million. Quest Cherokee had until December 19, 2009 to elect how it would eliminate the borrowing base deficiency. As part of the Quest Cherokee Fifth Amendment, the borrowing base was reset at $145 million, which resulted in a borrowing base deficiency of $15 million. Quest Cherokee repaid the borrowing base deficiency on December 17, 2009 in connection with the execution of the Quest Cherokee Fifth Amendment.

The description of the Quest Cherokee Fifth Amendment is a summary. Please read the entire Quest Cherokee Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, for additional information about the amendment.

Amendment to Quest Cherokee’s Second Lien Loan Agreement

On December 17, 2009, Quest Cherokee, Quest Energy, QCOS and STP entered into an Eighth Amendment to Second Lien Senior Term Loan Agreement (the “Second Lien Eighth Amendment”) in connection with the Second Lien Senior Term Loan Agreement (the “Second Lien Loan Agreement”) dated as of July 11, 2008 among Quest Cherokee, Quest Energy, RBC, KeyBank, Société Générale and the lenders party thereto, as amended. The material amendments to the Second Lien Loan Agreement were as follows.

The maturity date of the Second Lien Loan Agreement was extended to March 31, 2011 (or July 11, 2010 if the Recombination does not occur by July 10, 2010). No prepayments may be made on the term loan while amounts are outstanding under the Quest Cherokee Credit Agreement. Additionally, the Second Lien Eighth Amendment adds a requirement that, after repayment in full of the Quest Cherokee Credit Agreement, Quest Cherokee must make a prepayment within 20 business days after the end of each calendar quarter, beginning with the quarter ending March 31, 2010, in an amount equal to Quest Cherokee’s and Quest Energy’s Excess Book Cash. The Second Lien Eighth Amendment defines Excess Book Cash the same as in the Quest Cherokee Fifth Amendment described above.

The interest rate on the Second Lien Loan Agreement was increased by 2%. Until the Quest Cherokee Credit Agreement is repaid in full, the payment of the additional 2% interest will be deferred. After the Quest Cherokee Credit Agreement is paid in full, the additional interest may continue to be deferred until the maturity date of the Second Lien Loan Agreement. Any deferred interest will bear additional interest.

The Second Lien Eighth Amendment excludes any actions to effect the Recombination and the Recombination itself from the definition of a change of control. The Second Lien Eighth Amendment adds, in the event the Recombination is completed, the concepts of a change of control of PostRock or QRC as events of default.

The Second Lien Eighth Amendment provides for QRC and PostRock to guarantee on a subordinate basis Quest Energy’s obligations under the Second Lien Loan Agreement after the Recombination and for QRC to pledge its equity interest in Quest Energy to secure its guarantee.

Quest Cherokee agreed to pay an amendment fee of 2.10% of the outstanding principal amount as of December 17, 2009, which fee is payable on the maturity date of the Second Lien Loan Agreement. The fee will be partially forgiven if the term loan under the Second Lien Loan Agreement is repaid in full on or before February 28, 2011.

The description of the Second Lien Eighth Amendment is a summary. Please read the entire Second Lien Eighth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, for additional information about the amendment.

Important Information and Where to Find It

Pursuant to the Agreement and Plan of Merger, dated as of July 2, 2009, as amended (the “Merger Agreement”), by and among QRC, Quest Midstream Partners, L.P. (“Quest Midstream”), Quest Energy and the other parties listed on the signature pages thereto, the entities have agreed to form PostRock as a new, publicly-traded corporation that, through a series of mergers and entity conversions, would wholly-own all three entities (the “Recombination”). In connection with the proposed Recombination, PostRock filed an amended registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) on December 17, 2009. The registration statement covers the shares of PostRock common stock to be issued to QRC stockholders, Quest Energy common unitholders (other than QRC) and Quest Midstream common unitholders at the completion of the Recombination and includes a preliminary joint proxy statement/prospectus. INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. A definitive joint proxy statement/prospectus will be sent to QRC stockholders and Quest Energy common unitholders seeking their approval of the Merger Agreement and the related mergers. Investors may obtain a free copy of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents containing information about the parties to the Merger Agreement, without charge, at the SEC’s web site at www.sec.gov, QRC’s web site at www.qrcp.net, and Quest Energy’s web site at www.qelp.net. Copies of the registration statement and the definitive joint proxy statement/prospectus may also be obtained for free by directing a request to Quest Resource Corporation, Quest Energy Partners, L.P. or Quest Midstream Partners, L.P. at 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102; Attn: Jack Collins, Telephone: (405) 600-7704.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

QRC and Quest Energy and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders and unitholders in respect of the Recombination. Information about these persons can be found in QRC’s and Quest Energy’s respective annual reports on Form 10-K/A for the year ended December 31, 2008 as filed with the SEC on July 29, 2009. Additional information about the interests of such persons in the solicitation of proxies in respect of the Recombination will be included in the definitive joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transactions contemplated by the Merger Agreement.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

          See the disclosures under Item 1.01 regarding the amendments to the credit agreements, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 21, 2009, Quest Energy issued a press release, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2009, by and among Quest Cherokee, LLC, Quest Energy Partners, L.P., Quest Cherokee Oilfield Service, LLC, STP Newco, Inc., Royal Bank of Canada, KeyBank National Association and the Lenders party thereto (incorporated herein by reference to Exhibit 10.32 to PostRock Energy Corporation’s amended Registration Statement on Form S-4 filed on December 17, 2009).

10.2

Eighth Amendment to Second Lien Loan Agreement, dated as of December 17, 2009, by and among Quest Cherokee, LLC, Quest Energy Partners, L.P., Quest Cherokee Oilfield Service, LLC, Royal Bank of Canada, KeyBank National Association, Société Générale and the Lenders party thereto (incorporated herein by reference to Exhibit 10.63 to PostRock Energy Corporation’s amended Registration Statement on Form S-4 filed on December 17, 2009).

99.1	Press release of Quest Energy Partners, L.P. dated December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By: Quest Energy GP, LLC

By:	/s/ Eddie LeBlanc, III
Eddie LeBlanc, III, Chief Financial Officer

Date: December 21, 2009